UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2012, the Board of Directors (the “Board”) of Discover Bank approved a change to Discover Bank’s fiscal year end from November 30 to December 31 of each year. This approval by the Board also included a change to the fiscal year end of each of Discover Card Execution Note Trust and Discover Card Master Trust I (together with Discover Bank, the “Registrants”) from November 30 to December 31 of each year.

The fiscal year change for each of the Registrants is effective beginning with the Registrants’ 2013 fiscal year, which will now begin January 1, 2013 and end December 31, 2013. As a result of the change, the Registrants will have a December 2012 fiscal month transition period, the results of which are expected to be reported in Discover Card Execution Note Trust’s and Discover Card Master Trust I’s Annual Reports on Form 10-K for the fiscal year ending December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: December 5, 2012	By:	/s/ Michael F. Rickert
Name: Michael F. Rickert
Title: Vice President, Chief Financial Officer and Treasurer